                              [COMPANY LETTERHEAD]



NEWS RELEASE
------------

FOR IMMEDIATE RELEASE

DATE:    February 4, 2004
CONTACT: Jerry Holbrook
         Chief Financial Officer
PHONE:   (570) 459-3722
FAX:     (570) 450-6110

NORTHEAST PENNSYLVANIA FINANCIAL CORP. ANNOUNCES A 47% INCREASE IN 1ST QUARTER EARNINGS PER SHARE TO $0.25 AND DECLARES DIVIDEND

HAZLETON, PA, FEBRUARY 4, 2004 - Northeast Pennsylvania Financial Corp. (the "Company") (NASDAQ: NEPF), the holding company for First Federal Bank (the "Bank") today announced first quarter fiscal 2004 net income of $1.0 million, or $ 0.25 per diluted share, compared to restated net income of $669,000, or $.17 per diluted share, for the first quarter of fiscal 2003. All prior period amounts set forth in this release reflect the restatements of the financial results for certain prior periods, where indicated in the financial highlights.

The quarterly earnings for the Company's first fiscal quarter of 2004 include:

         o An improvement in the net interest margin to 2.63% from 2.48% in the fourth fiscal quarter ended September 30, 2003 and 2.56% in the comparable first fiscal quarter of 2003;

         o The sale of approximately $16.2 million in modified fixed-rate residential mortgage loans resulted in an after tax gain of approximately $164,000 ($.04 per diluted share);

         o A 17% reduction in the levels of nonperforming loans from $12.5 million at September 30, 2003 to $10.4 million at December 31, 2003.

                                  (continued)

NORTHEAST PENNSYLVANIA FINANCIAL CORP.          1ST QUARTER EARNINGS FISCAL 2004
PAGE 2

BALANCE SHEET REPOSITIONING
---------------------------

In September 2003, Management began a process to reposition the balance sheet and improve earnings. These changes include divesting certain fixed-rate residential mortgage loans and using the proceeds to repay certain maturing borrowings and invest in similar assets that are interest-rate sensitive. This resulted in the previously mentioned sale of mortgage loans. During the December quarter, the Company evaluated alternatives to restructure a portion of its long-term fixed-rate Federal Home Loan Bank ("FHLB") borrowings to improve net interest income. This resulted in the Company entering into several derivative contracts to convert approximately $40 million of such long-term borrowings to variable rates. Given the continued low interest-rate environment, the Company expects to continue repositioning the Bank's balance sheet, where appropriate, to improve earnings and interest-rate sensitivity.

Other management initiatives include instituting pricing discipline in each of the Company's product lines, improving credit policy, decreasing the levels of nonperforming assets and increasing core deposits (non-interest bearing deposits) and business lending in the Company's local market area.

As part of this repositioning, the Bank previously announced that it executed an agreement with The First National Bank of Berwick, located in Berwick, Pennsylvania, a subsidiary of First Keystone Corporation (OTC BB:FKYS), to sell the fixed assets and transfer deposits of its branch office located in Danville, Pennsylvania. The transaction was completed on January 1, 2004 and resulted in the transfer of approximately $10.3 million in deposits and $650,000 of real estate and equipment. The Bank expects to report a pretax gain of approximately $500,000 from this transaction in its quarterly earnings for the period ended March 31, 2004.

ASSET  QUALITY
--------------

As of December 31, 2003, nonperforming assets totaled $11.8 million, or 1.34% of total assets, compared to $13.5 million, or 1.51% of total assets, at September 30, 2003 and $4.8 million, or .53% of total assets, at September 30, 2002. The $1.7 million reduction during the quarter ended December 31, 2003 was primarily the result of the balances on several nonaccruing commercial loans being reduced due to cash collections. To continue reducing nonperforming assets, the Bank has established workout strategies for its large commercial nonaccruing loans which are designed to prudently exit or collect on such loans within a reasonable timeframe.


                                  (continued)


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NORTHEAST PENNSYLVANIA FINANCIAL CORP.          1ST QUARTER EARNINGS FISCAL 2004
PAGE 3

The provision for loan losses totaled $677,000 for the December 2003 quarter compared to $370,000 for the comparable quarter in 2002. This increase reflects continued high levels of nonperforming assets. The allowance for loan losses totaled $10.3 million at December 31, 2003 compared to $10.2 million at September 30, 2003. The allowance for loan losses was 2.18% of total loans at December 31, 2003 compared to 2.03% at September 30, 2003.


NET INTEREST MARGIN
-------------------

The Company's net interest margin was 2.63% for the first fiscal quarter of 2004 compared to 2.48% in the quarter ended September 30, 2003. This improvement was primarily the result of lower funding costs on FHLB Advances and, to a lesser extent, reductions in the average rates paid on certificates of deposits. As previously discussed, the Bank entered into several derivative contracts during the current quarter which swapped the fixed rates the Bank pays on $40 million of FHLB Advances to variable rates. The effect of this transaction was to reduce the average rate the Bank is paying on these borrowings from approximately 5.4% to 3.0% during the quarter. While this transaction added interest-rate volatility, the overall asset/liability position of the Bank remains within acceptable risk parameters. Additionally, certain long-term fixed rate higher average rate advances matured during the quarter and were replaced with lower rate borrowings with similar terms.


NONINTEREST  INCOME
-------------------

Noninterest income for the first fiscal 2004 quarter increased $67,000, or 3%, over the prior year comparable quarter primarily due to the previously discussed gain on sale of fixed-rate residential mortgage loans and increased service charge income. This pretax gain on the sale of loans of $268,000 was offset by lower insurance premium income and reduced other income due to lower yields on Bank-owned life insurance policies.


NONINTEREST EXPENSE
-------------------

Expenses decreased by $626,000, or 9%, during the quarter ended December 31, 2003 when compared to the same quarter in 2002. The majority of this decrease was due to reductions in salaries and benefits as the Company reduced staff in June 2003 when it closed three banking offices and in September 2003 as part of a restructuring effort to better align the Bank's operational


                                  (continued)

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NORTHEAST PENNSYLVANIA FINANCIAL CORP.          1ST QUARTER EARNINGS FISCAL 2004
PAGE 4

processes with its product offerings. Occupancy costs also decreased as a result of the branch closings.

Thomas Petro, President and CEO said, "We are very pleased with the Company's improved earnings in the first fiscal quarter of 2004. The results demonstrate that the turnaround strategies being implemented by management are proving to be successful. While many challenges remain, I am grateful for the enthusiasm and dedication of our employees and customers." He continued, "As we continue to reorganize the Company for improved financial performance, the cornerstone of our success will be our ability to create satisfied customers."

The Company also announced a cash dividend of $.06 per share payable to stockholders of record as of February 20, 2004. Payment of the dividend will be made on March 5, 2004. The dividend payment reflects the Company's long-term views on capital needs and brings the Company's dividend payout ratio more in line with its peers.


RESTATEMENTS
------------

The Company's results of operations have been restated for the fiscal years from 1998 through 2002 and for the December 2002, March 2003 and June 2003 quarters to reflect the correction of accounting errors discovered in July and September 2003. These errors primarily related to the Company's indirect automobile loan portfolio, mortgage and consumer loan portfolios, employee health and welfare plans and certain operating expenses.


Northeast Pennsylvania Financial Corp. is the holding company of First Federal Bank, Higgins Insurance Associates, Inc., Abstractors Inc. and Northeast Pennsylvania Trust Co. The Company, through its subsidiaries, serves Northeastern and Central Pennsylvania through fifteen full service branch office locations.

Statements contained in this news release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

                                  (continued)

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NORTHEAST PENNSYLVANIA FINANCIAL CORP.          1ST QUARTER EARNINGS FISCAL 2004
PAGE 5


CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       Three Months Ended
                                                                          December 31,
                                                                                    As Restated
                                                                         2003           2002
                                                                         ----           ----
INTEREST INCOME
     Interest andfees on loans                                   $      7,581      $      8,785
     Mortgage-related securities                                        1,931             2,035
     Investment securities:
          Taxable                                                       1,011             1,183
          Non-taxable                                                     206               233
                                                                 -------------     -------------
              Total interest income                                    10,729            12,236
                                                                 -------------     -------------

INTEREST EXPENSE
     Deposits                                                           2,229             3,711
     Federal Home Loan Bank advances and other borrowings               2,976             3,007
     Trust-preferred debt                                                 265               236
                                                                 -------------     -------------
              Total interest expense                                    5,470             6,954
                                                                 -------------     -------------

NET INTEREST INCOME                                                     5,259             5,282

Provision for loan losses                                                 677               370
                                                                 -------------     -------------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                     4,582             4,912
                                                                 -------------     -------------

NONINTEREST INCOME
     Service charges and other fees                                       879               655
     Insurance premium income                                             866               924
     Trust income                                                         217               232
     Gain (loss) on sale of:
          Assets acquired through foreclosure                               -                10
          Loans                                                           464               244
          Available-for-sale securities                                     -                11
     Other                                                                259               542
                                                                 -------------     -------------
                    Total noninterest income                            2,685             2,618
                                                                 -------------     -------------

NONINTEREST EXPENSE
     Salaries and employee benefits                                     3,042             3,303
     Occupancy costs                                                      678               804
     Amortization of intangibles                                          244               260
     Data processing costs                                                311               181
     Advertising                                                          158               264
     Professional fees                                                    435               497
     Federal Home Loan Bank and other charges                             237               229
     Other                                                                893             1,086
                                                                 -------------     -------------
                    Total noninterest expense                           5,998             6,624
                                                                 -------------     -------------

Income before income taxes                                              1,269               906
Income taxes                                                              230               237
                                                                 -------------     -------------

NET INCOME                                                       $      1,039      $        669
                                                                 =============     =============

EARNINGS PER SHARE:
Earnings Per Share - Basic:                                      $       0.27      $       0.18
                                                                 =============     =============
Earnings Per Share - Diluted:                                    $       0.25      $       0.17
                                                                 =============     =============


                                  (continued)
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NORTHEAST PENNSYLVANIA FINANCIAL CORP.          1ST QUARTER EARNINGS FISCAL 2004
PAGE 6



CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                  December 31,       September 30,
                                                                                      2003                2003
                                                                               ------------------  -----------------
ASSETS
      Cash and cash equivalents                                                   $   37,094       $   20,142
      Investment securities available for sale                                       310,848          326,626
      Investment securities held to maturity (estimated market value of
          $2,750 at December 31, 2003 and $3,622 at September 30, 2003)                2,715            3,555
      Loans held for sale                                                                876            1,073
      Loans (less allowance for loan loss of $10,311 at December 31, 2003
          and $10,196 at September 30, 2003)                                         460,761          489,986
      Accrued interest receivable                                                      3,993            3,892
      Assets acquired through foreclosure                                              1,389            1,022
      Property and equipment, net                                                     11,765           12,152
      Goodwill                                                                         3,216            3,216
      Intangible assets                                                                8,353            8,595
      Bank-owned life insurance                                                       11,002           10,875
      Other assets                                                                    25,805           15,161
                                                                                  -----------      -----------
               TOTAL ASSETS                                                       $  877,817       $  896,295
                                                                                  ===========      ===========

LIABILITIES
      Deposits                                                                       544,376          547,305
      Federal Home Loan Bank advances                                                244,548          258,901
      Trust-preferred debt                                                            22,000           22,000
      Other borrowings                                                                   473              529
      Advances from borrowers for taxes and insurance                                  1,836            1,239
      Accrued interest payable                                                         1,121            1,318
      Other liabilities                                                                4,661            6,646
                                                                                  -----------      -----------
               TOTAL LIABILITIES                                                     819,015          837,938
                                                                                  -----------      -----------

STOCKHOLDERS' EQUITY
      Preferred stock ($.01 par value; 2,000,000 authorized shares; none issued)           -                -
      Common stock ($.01 par value; 16,000,000 shares authorized,
           6,427,350 shares issued)                                                       64               64
      Additional paid-in capital                                                      62,071           61,879
      Common stock acquired by stock benefit plans                                    (3,333)          (3,772)
      Retained earnings - substantially restricted                                    29,906           29,368
      Accumulated other comprehensive income, net                                        938            1,730
      Treasury stock, at cost (2,250,756 shares at December 31, 2003
        and 2,250,756 shares at September 30, 2003)                                  (30,844)         (30,912)
                                                                                  -----------      -----------
               TOTAL STOCKHOLDERS' EQUITY                                             58,802           58,357
                                                                                  -----------      -----------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $  877,817       $  896,295
                                                                                  ===========      ===========

                                  (continued)

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NORTHEAST PENNSYLVANIA FINANCIAL CORP.          1ST QUARTER EARNINGS FISCAL 2004
PAGE 7


SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)

                                                                     December 31,        September 30,        September 30,
                                                                        2003                 2003                 2002
                                                                 -------------------   -----------------    ----------------
CAPITAL RATIOS:
        Risk-based capital
              Tier 1                                                   10.20%                9.27%               9.45%
              Total                                                    11.45%               10.52%              10.45%
        Leverage                                                        6.51%                6.17%               5.81%

ASSET QUALITY INDICATORS:
       Nonperforming assets:
             Nonaccruing loans                                   $    10,364           $   12,479            $  4,200
             Assets acquired through foreclosure                       1,389                1,022                 547
             Troubled debt restructuring                                   -                    -                  55
                                                                 ------------          -----------           ---------
                   Total nonperforming assets                    $    11,753           $   13,501            $  4,802
                                                                 ============          ===========           =========

       Ratio of nonperforming assets to total assets                    1.34%                1.51%               0.53%
                                                                 ============          ===========           =========

       Ratio of allowance for loan losses to total loans                2.18%                2.03%               1.10%
                                                                 ============          ===========           =========


                                                        At and for the three
                                                           months ended
                                                                                         As Restated
                                                   December 31,       September 30,      December 31,
                                                       2003               2003              2002
                                                  --------------    ----------------  ------------------
PERFORMANCE RATIOS:
     Return on average assets (1)                        0.48%         (2.08)%                0.29%
     Return on average equity (1)                        7.06%        (28.06)%                4.13%
     Net interest margin (1) (2)                         2.63%          2.48%                 2.56%
(1) Annualized
(2) Computed on a fully tax equivalent basis

OTHER:
        Book value per share                      $     14.08      $   13.97               $   15.54
        Stock price                               $     19.21      $   17.50               $   15.70
        Employees                                         272            280                     300

                                       ###